EXHIBIT 99.1

Ark Restaurants Announces Financial Results for the
Third Quarter of 2015

CONTACT:
Robert Stewart
(212) 206-8800
bstewart@arkrestaurants.com

NEW YORK, New York – August 5, 2015 -- Ark Restaurants Corp. (NASDAQ:ARKR) today reported financial results for the third quarter ended June 27, 2015.

Total revenues for the three-month period ended June 27, 2015 were $40,375,000 versus $39,110,000 for the three months ended June 28, 2014. The three-month period ended June 27, 2015 includes revenues of $1,200,000 related to our Rustic Inn property in Jupiter, FL which was opened on January 26, 2015. The three-month period ended June 28, 2014 includes revenues of $1,132,000 related to four properties closed subsequent to the quarter then ended due to lease expirations.

Total revenues for the nine-month period ended June 27, 2015 were $105,282,000 versus $102,286,000 for the nine months ended June 28, 2014. The nine-month period ended June 27, 2015 includes revenues of $2,524,000 related to our Rustic Inn property in Jupiter, FL. The nine-month period ended June 28, 2014 includes revenues of $4,575,000 related to four properties closed subsequent to the quarter then ended due to lease expirations.

Company-wide same store sales increased 2.2% for the three-month period ended June 27, 2015 compared to the same three month period last year.

The Company’s EBITDA, adjusted for non-cash stock option expense and non-controlling interests, for the three-month period June 27, 2015 was $5,571,000 versus $4,253,000 during the same three-month period last year. Net income for the three-month period ended June 27, 2015 was $3,241,000, or $0.95 per basic share ($0.92 per diluted share), compared to $2,239,000, or $0.68 per basic share ($0.65 per diluted share), for the same three-month period last year. Included in net income for the three-month period ended June 27, 2015 are early operating losses of approximately $175,000 related to the new Rustic Inn in Jupiter, Florida, which opened on January 26, 2015.

The Company’s EBITDA adjusted for non-cash stock option expense and non-controlling interests for the nine-month period ended June 27, 2015 was $8,393,000 versus $7,579,000 during the same nine-month period last year. Net income for the nine-month period ended June 27, 2015 was $3,381,000, or $1.00 per basic share ($0.97 per diluted share), as compared to net income of $2,627,000, or $0.80 per basic share ($0.77 per diluted share), for the same nine-month period last year. Included in net income for the nine-month period ended June 27, 2015 are pre-opening and early operating losses of approximately $841,000 related to the new Rustic Inn in Jupiter, Florida, which opened on January 26, 2015.

As of June 27, 2015 the Company had cash and cash equivalents totaling $7,586,000. The Company has a bank note used for the purchase of membership interests in Ark Hollywood/Tampa Investment, LLC and the purchase of The Rustic Inn in Dania Beach, Florida with an outstanding balance of $5,928,000 at June 27, 2015.

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Ark Restaurants owns and operates 21 restaurants and bars, 19 fast food concepts and catering operations primarily in New York City, Florida, Washington, D.C. and Las Vegas, NV. Five restaurants are located in New York City, three are located in Washington, D.C., six are located in Las Vegas, Nevada, three are located in Atlantic City, New Jersey, one is located at the Foxwoods Resort Casino in Ledyard, Connecticut, one is located in Boston, Massachusetts and two are located in Florida. The Las Vegas operations include four restaurants within the New York-New York Hotel & Casino Resort and operation of the hotel’s room service, banquet facilities, employee dining room and six food court concepts; one bar within the Venetian Casino Resort and one restaurant within the Planet Hollywood Resort and Casino. In Atlantic City, New Jersey, the Company operates a restaurant and a bar in the Resorts Atlantic City Hotel and Casino and a restaurant in the Tropicana Hotel and Casino. The operations at the Foxwoods Resort Casino include one fast food concept and one restaurant. In Boston, Massachusetts, the Company operates a restaurant in the Faneuil Hall Marketplace. The Florida operations include two Rustic Inn’s, one in Dania Beach, Florida and one in Jupiter, Florida and the operation of five fast food facilities in Tampa, Florida and seven fast food facilities in Hollywood, Florida, each at a Hard Rock Hotel and Casino operated by the Seminole Indian Tribe at these locations.

Except for historical information, this news release contains forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve unknown risks, and uncertainties that may cause the Company’s actual results or outcomes to be materially different from those anticipated and discussed herein. Important factors that might cause such differences are discussed in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results could differ materially from those anticipated in these forward-looking statements, if new information becomes available in the future.

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ARK RESTAURANTS CORP.
Consolidated Statements of Income
For the 13 and 39-week periods ended June 27, 2015 and
June 28, 2014

(In Thousands, Except per share amounts)

	13 weeks ended	13 weeks ended	39 weeks ended	39 weeks ended

	June 27,	June 28,	June 27,	June 28,
	2015	2014	2015	2014

TOTAL REVENUES	$40,375	$39,110	$105,282	$102,286

COST AND EXPENSES:

Food and beverage cost of sales	10,573	10,738	28,491	26,965
Payroll expenses	12,019	11,952	34,158	32,989
Occupancy expenses	4,351	4,360	12,366	12,915
Other operating costs and expenses	4,858	4,989	13,473	13,518
General and administrative expenses	2,769	2,567	8,200	7,790
Depreciation and amortization	1,104	1,130	3,308	3,384

Total costs and expenses	35,674	35,736	99,996	97,561

OPERATING INCOME	4,701	3,374	5,286	4,725

OTHER (INCOME) EXPENSE:

Interest (income) expense, net	70	95	172	141
Other (income) expense, net	(43)	(121)	(164)	(302)
Total other (income) expense, net	27	(26)	8	(161)

INCOME BEFORE PROVISION FOR INCOME TAXES	4,674	3,400	5,278	4,886

Provision for income taxes	1,051	702	1,219	1,183

CONSOLIDATED NET INCOME	3,623	2,698	4,059	3,703

Net income attributable to non-controlling interests	(382)	(459)	(678)	(1,076)

NET INCOME ATTRIBUTABLE TO ARK RESTAURANTS CORP.	$3,241	$2,239	$3,381	$2,627

NET INCOME PER ARK RESTAURANTS CORP. COMMON SHARE:
Basic	$0.95	$0.68	$1.00	$0.80
Diluted	$0.92	$0.65	$0.97	$0.77

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
Basic	3,403	3,293	3,388	3,270
Diluted	3,517	3,429	3,500	3,413

EBITDA Reconciliation:
Pre tax income	$4,674	$3,400	$5,278	$4,886
Depreciation and amortization	1,104	1,130	3,308	3,384
Interest expense, net	70	95	172	141
EBITDA (a)	$5,848	$4,625	$8,758	$8,411

EBITDA adjusted for non-cash stock option expense and non-controlling interests:
EBITDA (as defined) (a)	$5,848	$4,625	$8,758	$8,411
Net income attributable to non-controlling interests	(382)	(459)	(678)	(1,076)
Non-cash stock option expense	105	87	313	244
EBITDA, as adjusted	$5,571	$4,253	$8,393	$7,579

(a)	EBITDA is defined as earnings before interest, taxes, depreciation and amortization and cumulative effect of changes in accounting principle. Although EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (GAAP), the Company believes the use of this non-GAAP financial measure enhances an overall understanding of the Company’s past financial performance as well as providing useful information to the investor because of its historical use by the Company as both a performance measure and measure of liquidity, and the use of EBITDA by virtually all companies in the restaurant sector as a measure of both performance and liquidity. However, investors should not consider this measure in isolation or as a substitute for net income (loss), operating income (loss), cash flows from operating activities or any other measure for determining the Company’s operating performance or liquidity that is calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, pre-tax income, is included above.
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